SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

April 22, 2003
Date of report (Date of earliest event reported)

BUCA, INC.
(Exact Name of Registrant as Specified in its Charter)

Minnesota	0-25721	41-1802364
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1300 Nicollet Mall, Suite 5003 Minneapolis, Minnesota		55403
(Address of Principal Executive Offices)		(Zip Code)

Telephone Number: (612) 288-2382
(Registrant’s Telephone Number, Including Area Code)

Item 7.  Financial Statements and Exhibits.

(c)    The following exhibit is being furnished pursuant to Item 12 “Results of Operations and Financial Condition” of this Form 8-K:

Exhibit 99    Press Release dated April 22, 2003.

Item 9.  Regulation FD Disclosure.

On April 22, 2003, BUCA, Inc. issued a press release announcing the company’s financial results for the quarter ended March 30, 2003. A copy of the press release is being furnished as an exhibit to this report pursuant to Item 12 under Item 9 of this Form 8-K.

The following information also is being furnished pursuant to Item 12 under Item 9 of this Form 8-K.

On April 23, 2003, the company announced in a web-cast conference call that average weekly sales for Buca di Beppo were $50,525 in the first quarter of fiscal 2003, a decrease of 5.1% from $53,260 in the first quarter of fiscal 2002. Average weekly sales for Vinny T’s of Boston were $58,680 in the first quarter of fiscal 2003, a decrease of 9.5% from $64,815 in the first quarter of fiscal 2002.

The company also reported that take-out sales in the first quarter of 2003 increased 100 basis points over the first quarter of fiscal 2002 from 5.5% of total sales to approximately 7% of total sales. The company’s average pre-opening costs for the first seven restaurants opened during the four months of fiscal 2003 have been less than $170,000 per restaurant, a reduction of almost 10% from its model of $185,000 per restaurant.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 23, 2003	BUCA, INC.
(Registrant)

	By	/s/ Greg A. Gadel
Greg A. Gadel
Executive Vice President, Chief Financial Officer, Treasurer and Secretary

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